Exhibit 99.1

Transgenomic Acquires ScoliScore™ Adolescent Idiopathic Scoliosis
Prognostic Test from Axial Biotech

Commercially Established, Highly Accurate Test Reduces Dangerous Radiation Exposure in Adolescents Diagnosed with Scoliosis

OMAHA, Neb. (August 28, 2012) - Transgenomic, Inc. (OTCBB: TBIO) announced today that it has entered into a definitive agreement to acquire the global rights to Axial Biotech’s ScoliScore™ Adolescent Idiopathic Scoliosis (AIS) Prognostic Test for a total consideration of $4.4 million in cash. The acquisition provides Transgenomic with the ScoliScore™ assay technology and intellectual property, an established revenue and customer base and access to a market estimated at 400,000 patients in the United States.

“The acquisition of ScoliScore™ furthers Transgenomic’s strategic vision of investing in products and technologies with significant potential or that can benefit immediately from synergies available through our existing sales team, clinical laboratories and other infrastructure, including relationships with Medicare, Medicaid and other third-party payers. We believe that ScoliScore™ will contribute positively to earnings by the end of 2012, excluding any acquisition related charges,” said Craig Tuttle, Chief Executive Officer of Transgenomic.

ScoliScore™ is the first clinically validated and commercially available saliva-based multi-gene test that provides a highly accurate assessment of the likelihood of spinal curve progression for adolescent children diagnosed with AIS, or an abnormal lateral curve of the spine. The ScoliScore™ Test helps to reduce the uncertainty of AIS progression and may help patients reduce the need for repeated doctor visits, physical examinations and years of exposure to radiation from frequent x-rays.

“AIS is the most prevalent adolescent deformity. Every year, 100,000 adolescent children are diagnosed with AIS. Only 2-4 percent of these affected children will progress to a severe spinal curve requiring surgical intervention. Despite this low rate of progression, adolescent children with scoliosis are routinely monitored by numerous physician office visits and are subjected to a high number of x-ray examinations. The ScoliScore™ Test identifies, with a high degree of accuracy, those individuals who are unlikely to progress to a point where surgery is needed, which can significantly reduce their radiation exposure from repeated x-ray monitoring,” commented Mr. Tuttle.

Ken Ward, MD, Chief Medical Officer of Axial Biosciences added, “Diagnosing AIS is routine, but predicting which patients have severe disease and need to be closely followed is challenging. ScoliScore™ enables physicians to more efficiently and effectively manage the long-term care of adolescents with scoliosis. In a study completed by the National Cancer Institute, 5,466 women who had been monitored for Scoliosis and were exposed to 25 or more x-rays during their adolescent years were followed into adulthood and experienced a 67 percent increase in breast cancer death versus what you would expect in the normal population. The ScoliScore™ Test can predict, with a 99 percent accuracy rate, those subjects who will not progress to a severe curve, saving time, expense, patient and parent anxiety and potentially harmful exposure to radiation. No other currently available method of AIS evaluation is as accurate and convenient as ScoliScore™.”

The transaction is subject to the approval of Axial Biotech’s shareholders and other conditions and is expected to close in September 2012.

More About ScoliScore™ and Scoliosis

Each year, 100,000 children between the ages of 9 and 12 present to physicians with a mild AIS curve ≥10 degrees. Approximately 2-4 percent will eventually experience curve progression necessitating an instrumented fusion procedure. This means that approximately 96,000-98,000 of these newly diagnosed patients will not progress to a curve requiring instrumented fusion. As a result of the inability to predict which patients will require surgical intervention and which will not, a large majority of patients undergo medical and radiographic monitoring that, with the use of ScoliScore™, may not be required.

Current methods for predicting curve progression in AIS is limited. The ScoliScore™ AIS Prognostic Test was developed and validated using data generated from thousands of AIS patients. The ScoliScore AIS test offers clinicians a new and highly accurate method for evaluating the risk of curve progression that enables a substantial reduction in radiological exposure and unnecessary bracing for the ~75 percent of mild AIS patients expected to be classified as low-risk by ScoliScore™ (i.e., <1 percent risk of progressing to a severe curve). For more information about ScoliScore visit www.scoliscore.com.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company is the global leader in cardiac genetic testing with a family of innovative products, including its flagship C-GAAP test, designed to detect gene mutations which indicate cardiac disorders, or which can lead to serious adverse events. Transgenomic has three complementary business divisions: Transgenomic Clinical Laboratories, which specializes in molecular diagnostics for cardiology, oncology, neurology, and mitochondrial disorders; Transgenomic Pharmacogenomic Services, a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development; and Transgenomic Diagnostic Tools, which produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthens its leadership in personalized medicine.

About Axial Biotech, Inc.

Axial Biotech is a privately held, venture-backed company founded in 2002 by a group of internationally recognized spine surgeons and geneticists. Axial Biotech is focused on developing and commercializing genetic tests and treatment solutions for spinal disorders. The company’s headquarters and laboratory are located in Salt Lake City, UT. For more information about Axial Biotech visit the company’s website at www.axialbiotech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts

Investor Contact
Argot Partners
David Pitts, 212-600-1902
david@argotpartners.com
or
Company Contact
Transgenomic, Inc.
Investor Relations
402-452-5416
investorrelations@transgenomic.com